UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2009
A. T. CROSS COMPANY (Exact name of registrant as specified in its charter)
Rhode Island (State or other jurisdiction of incorporation)	1-6720 (Commission File Number)	05-0126220 (IRS Employer Identification No.)
One Albion Road, Lincoln, Rhode Island (Address of principal executive offices)	02865 (Zip Code)
Registrant's telephone number, including area code (401) 333 1200 N/A (Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2009 A.T. Cross Company (the "Company") entered into a Stock Redemption Agreement with Galal Doss, a director and major stockholder of the Company, to purchase 1.5 million of the Company's Class A common stock for total consideration of $5,070,000. The Board of Directors approved the transactions following the review and recommendation by a committee comprised of certain independent directors of the Board.

A copy of the Stock Redemption Agreement is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The Company completed the stock purchase on December 22, 2009. A copy of the press release announcing the transaction is attached hereto as Exhibit 99.2, which is incorporated herein by reference.

Stephens Inc. provided a fairness opinion to the Board of Directors in connection with this transaction.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Exhibit

99.1	Stock Redemption Agreement
99.2	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

A. T. CROSS COMPANY (Registrant)
Date: December 23, 2009	KEVIN F. MAHONEY (Kevin F. Mahoney) Senior Vice President, Finance Chief Financial Officer